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                                    EXHIBIT A

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                         UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF ARIZONA

                                  )        Chapter 11
In re:                            )
                                  )        Case No.  96-13675 PHY JMM
PRINCETON AMERICAN                )
CORPORATION,                      )        ORDER (1) APPROVING CANCELLATION OF
                                  )        OUTSTANDING SHARE CERTIFICATES AND
                     Debtor,      )        ISSUANCE OF NEW CERTIFICATES, AND (2)
                                  )        BARRING CLAIMS
                                  )
                                  )
                                  )

         Upon the Motion of Reorganized  Debtor  Princeton  American
Corporation ("Princeton"),   and  after  a  hearing  thereon,  all  objections
having been overruled, and good cause appearing therefor, IT IS ORDERED that Princeton's Motion for an Order (1) approving cancellation of Outstanding Share Certificates and Issuance of New Certificates, and (2) Barring Claims is granted; IT IS FURTHER ORDERED that the proposed procedure for canceling outstanding share certificates and issuing new certificates in accordance with the Plan and this Court's prior orders determining the allowed amounts of various shareholder interests is approved;
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         IT IS FURTHER  ORDERED that  Princeton  and American  Stock  Transfer &
Trust ("AST") will cancel all outstanding shareholder certificates and issue new shareholder certificates reflecting the allowed interests of shareholders under the Plan and this Court's prior orders;
         IT IS FURTHER DECLARED that Princeton, AST, and their directors, officers, employees, agents and attorneys are not subject to any claim based upon the cancellation of outstanding share certificates and issuance of new share certificates in accordance with this order and the Court's prior orders.
         DATED this 15th day of September, 2000.


                                    By      James M. Marlar
                                       -----------------------------------------
                                       Hon. James M. Marlar
                                       United States Bankruptcy Judge


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